Exhibit 99.1

Contact:

Jeff Misakian

Global Vice President, Investor Relations

(562) 552-9417

jmisakian@go2uti.com

UTi WORLDWIDE REPORTS FISCAL 2014

SECOND QUARTER RESULTS

— New Freight Forwarding Operating System Launched in the United States —

Long Beach, Calif., September 6, 2013 – UTi Worldwide Inc. (NASDAQ: UTIW) today reported financial results for its fiscal 2014 second quarter ended July 31, 2013.

Fiscal Second Quarter 2014 vs. 2013 Results:

•	Revenues were $1,129.4 million, a decrease of 4.5 percent from $1,182.9 million.

•	Net revenues (revenues minus purchased transportation costs) were $385.6 million, a decrease of 5.0 percent from $406.1 million.

•	Net loss attributable to UTi Worldwide Inc. was $4.4 million, or $0.04 per diluted share, compared to net income of $18.9 million, or $0.18 per diluted share.

•	Adjustments to GAAP net loss in the fiscal 2014 second quarter included after-tax severance costs of $2.4 million, or $0.02 per diluted share. In addition, the company increased its valuation allowance on deferred tax assets by $7.5 million, or $0.07 per diluted share.

•	Excluding adjustments described above, non-GAAP net income attributable to UTi Worldwide Inc. was $5.5 million, or $0.05 per diluted share

•	All references to adjusted items and organic items in this release refer to non-GAAP results. A reconciliation of GAAP to these non-GAAP results is provided in the supplemental financial information attached to this release.

Eric W. Kirchner, chief executive officer, said, “Our results in the fiscal 2014 second quarter continue to reflect a lackluster global economy, challenging trading conditions and costs associated with our comprehensive business process transformation. The results underscore the importance of completing our transformation, and we have continued to make significant progress in that area. Since July 1, we have deployed our new freight forwarding operating system in seven countries – including the United States, United Kingdom and Hong Kong. There are currently 22 countries on the system to-date.

In particular, the U.S. launch is a notable milestone in our deployment process. The implementation of our proprietary system in our largest market demonstrates that the platform works and is scalable. The 22 countries on the new system represent approximately 35 percent of total freight forwarding shipments. We continue to expect that more than 70 percent of shipments will be on the new system by the end of fiscal 2014.”

Kirchner continued, “Revenues in the second quarter of fiscal 2014 were lower than the same period last year, with declines seen in both segments. Freight forwarding was impacted by lower pricing, which was partially offset by a modest increase in volumes. Airfreight tonnage was slightly higher in the second quarter for the first time in more than two years. Ocean freight continued to show steady volume growth in the second quarter. Net revenue per kilo and TEU declined in the fiscal 2014 second quarter compared to the same period last year, but improved modestly on a sequential basis as carrier rates declined. Contract logistics was affected by currency translation, as well as the previously reported exit of underperforming business in Europe and conclusion of certain high-margin accounts.”

Revenues and net revenues decreased 4.5 percent and 5.0 percent, respectively, in the fiscal 2014 second quarter compared to the same period last year. On an organic basis, revenues decreased 2.2 percent, while net revenues declined 1.6 percent in the fiscal 2014 second quarter, compared to the same period last year.

Operating expenses less purchased transportation costs were $375.6 million in the second quarter of fiscal 2014. Severance costs in the fiscal 2014 second quarter were $3.2 million on a pre-tax basis, compared to $2.1 million in the same period last year. Excluding the impact of severance, adjusted operating expenses less purchased transportation costs were $372.4 million, compared to $370.9 million in the same period last year. The increase reflects costs associated with transformation related activities and investments in sales and facilities that were previously reported. On an organic basis, adjusted operating expenses less purchased transportation costs increased 3.6 percent, compared to the same period last year.

The company recorded a tax provision of $9.4 million in the fiscal 2014 second quarter on pretax income of $5.9 million. This is primarily due to a $7.5 million addition to valuation allowances on deferred tax assets as a result of the unprofitability of certain operations.

Investor Conference Call:

UTi management will host an investor conference call today, September 6, 2013, at 8:00 a.m. PDT (11:00 a.m. EDT) to review the company’s financial results for the fiscal 2014 second quarter. Investment professionals are invited to participate in the live call by dialing 877-941-0844 (domestic) or 480-629-9692 (international) using conference ID 4636573. The call will be open to all interested investors through a live, listen-only audio Internet broadcast at www.go2uti.com. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available from approximately 11:00 a.m. PDT, today, through September 10, 2013, by calling 800-406-7325 (domestic) or 303-590-3030 (international) and using replay passcode 4636573.

About UTi Worldwide:

UTi Worldwide Inc. is an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including clients operating in industries with unique supply chain requirements such as the pharmaceutical, retail, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers, and expertise in outsourced logistics services to deliver competitive advantage to each of its clients’ supply chains.

Use of Non-GAAP Financial Information:

This press release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. UTi believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance and the company’s judgments about the likelihood that particular factors will repeat. Short-term patterns and long-term trends may be obscured by the impact of certain items. For this reason, the company has included information in this press release relating to organic revenue and organic net revenue changes, which are adjusted to exclude the impact of currency fluctuations between comparable periods. The company also has referred to operating expenses less purchased transportation costs, and to adjusted operating expenses less purchased transportation costs, which are operating expenses less purchased transportation costs that are further adjusted to exclude severance costs. The company has also included information relating to organic adjusted operating expenses less purchased transportation costs, which are adjusted operating expenses less purchased transportation costs that are further adjusted to exclude the impact of currency fluctuations between comparable periods. The company has further referred to non-GAAP net income attributable to UTi Worldwide Inc., which is adjusted to exclude severance costs and valuation allowances on deferred tax assets, as described above, and non-GAAP earnings per diluted share. This information is among the information the company uses as a basis for evaluating company performance on a comparable basis over time, allocating resources and planning and forecasting of future periods. The company has also provided this information because such adjustments make performance information more comparable to prior disclosures for investors, and may enhance the ability of investors to analyze the company’s performance. This information is not intended to be considered in isolation or as a substitute for, or superior to, the relevant measures prepared and presented in accordance with U.S. GAAP. For more information on these non-GAAP financial measures, please see the tables at the end of this press release.

Safe Harbor Statement:

Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such forward-looking statements may include, but are not limited to, statements about the status and timing of the company’s freight forwarding operating system, including plans to have more than 70 percent of shipments on the new system by the end of fiscal 2014 and any other statements not of an historical nature. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including but not limited to: volatility with respect to global trade, particularly as it relates to the global airfreight, ocean freight and contract logistics and distribution markets; global economic, political and market conditions, including those in Africa, Asia and EMENA; risks associated with the company’s business transformation initiative, which include unanticipated difficulties, delays, additional costs and expenses; changes in interest and foreign exchange rates; risks that the company might be required to record impairment charges to goodwill or additional increases in its valuation allowance on deferred tax assets; risks associated with the company’s ability to satisfy financial covenants in connection with its credit facilities and note purchase agreement in the future and its ability to amend, refinance, renew or replace its credit facilities, note purchase agreement and other indebtedness on commercially reasonable terms or at all; risks associated with the profitability of certain operations and changes in statutory tax rates worldwide, changes in the geographic composition of the company’s worldwide taxable income, changes in the company’s unrecognized tax positions, and the impact of audit settlements with local tax authorities; volatile fuel costs; transportation capacity, pricing dynamics and the ability of the company to secure space on third party aircraft, ocean vessels and other modes of transportation; material interruptions in transportation services; risks of international operations; risks associated with, and the potential for penalties, fines, costs and expenses the company may incur as a result of the ongoing publicly announced governmental investigations into the international air freight and air cargo transportation industry and other related investigations and lawsuits; risks of adverse legal judgments and other liabilities not limited by contract or covered by insurance; the financial condition of the company’s customers; disruptions caused by epidemics, natural disasters, conflicts, wars and terrorism; and the other risks and uncertainties described in “Risk Factors” and “Forward-looking Statements” in the company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2013, any subsequently filed Quarterly Reports on Form 10-Q and as described in the company’s other filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the company’s forward-looking statements. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #

(Tables Follow)

UTi Worldwide Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Three months ended July 31,		Six months ended July 31,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Revenues:
Airfreight forwarding	$355,120	$370,394	$678,949	$751,534
Ocean freight forwarding	318,687	332,041	622,465	637,122
Customs brokerage	32,308	30,414	62,126	58,680
Contract logistics	186,377	203,818	367,059	405,471
Distribution	145,246	146,514	292,956	295,402
Other	91,680	99,749	186,516	203,378

Total revenues	1,129,418	1,182,930	2,210,071	2,351,587
Other operating expenses:
Purchased transportation costs:
Airfreight forwarding	274,926	286,684	525,398	588,506
Ocean freight forwarding	265,348	280,352	522,323	535,231
Customs brokerage	4,032	1,336	5,374	2,779
Contract logistics	45,956	54,370	90,414	104,353
Distribution	103,004	102,225	204,212	199,232
Other	50,504	51,892	100,967	109,648
Staff costs	224,280	225,330	444,492	456,518
Depreciation	12,956	11,229	26,138	22,725
Amortization of intangible assets	2,754	3,160	5,546	6,402
Severance and other	3,180	2,124	5,849	3,824
Other operating expenses	132,403	131,198	265,306	265,799

Total other operating expenses	1,119,343	1,149,900	2,196,019	2,295,017
Operating income	10,075	33,030	14,052	56,570
Interest expense, net	(3,447)	(2,494)	(6,740)	(5,302)
Other expense, net	(720)	(272)	(962)	(300)

Pretax income	5,908	30,264	6,350	50,968
Provision for income taxes	9,414	10,047	20,720	16,521

Net (loss)/income	(3,506)	20,217	(14,370)	34,447
Net income attributable to non-controlling interests	938	1,334	2,492	2,678

Net (loss)/income attributable to UTi Worldwide Inc.	$(4,444)	$18,883	$(16,862)	$31,769

Basic (loss)/earnings per common share attributable to
UTi Worldwide Inc. common shareholders	$(0.04)	$0.18	$(0.16)	$0.31

Diluted (loss)/earnings per common share attributable to
UTi Worldwide Inc. common shareholders	$(0.04)	$0.18	$(0.16)	$0.31

Number of weighted average common shares outstanding used for per share calculations
Basic shares	104,608,931	103,609,889	104,310,510	103,323,012
Diluted shares	104,608,931	103,893,040	104,310,510	103,920,826

UTi Worldwide Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	July 31, 2013	January 31, 2013
	(Unaudited)
ASSETS
Cash and cash equivalents	$178,125	$237,276
Trade receivables, net	1,012,598	898,809
Deferred income taxes	15,854	19,595
Other current assets	158,390	156,385

Total current assets	1,364,967	1,312,065
Property, plant and equipment, net	238,749	242,898
Goodwill and other intangible assets, net	462,674	457,635
Investments	1,057	969
Deferred income taxes	20,916	25,802
Other non-current assets	36,520	34,688

Total assets	$2,124,883	$2,074,057

LIABILITIES & EQUITY
Bank lines of credit	$133,738	$79,213
Short-term borrowings	1,514	1,129
Current portion of long-term borrowings	2,417	5,663
Current portion of capital lease obligations	11,448	11,377
Trade payables and other accrued liabilities	835,251	786,444
Income taxes payable	9,822	8,470
Deferred income taxes	1,946	2,775

Total current liabilities	996,136	895,071
Long-term borrowings, excluding current portion	203,630	204,434
Capital lease obligations, excluding current portion	65,218	73,538
Deferred income taxes	30,238	29,654
Other non-current liabilities	44,290	47,178
Commitments and contingencies
UTi Worldwide Inc. shareholders’ equity:
Common stock	510,934	505,237
Retained earnings	373,802	396,946
Accumulated other comprehensive loss	(112,949)	(92,348)

Total UTi Worldwide Inc. shareholders’ equity	771,787	809,835
Non-controlling interests	13,584	14,347

Total equity	785,371	824,182

Total liabilities and equity	$2,124,883	$2,074,057

UTi Worldwide Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six months ended July 31,
	2013	2012
	(Unaudited)
OPERATING ACTIVITIES:
Net (loss)/income	$(14,370)	$34,447
Adjustments to reconcile net (loss)/income to net cash used in operating activities:
Share-based compensation costs	6,869	7,050
Depreciation	26,138	22,725
Amortization of intangible assets	5,546	6,402
Amortization of debt issuance costs	346	658
Deferred income taxes	4,516	3,274
Uncertain tax positions	(148)	(250)
Excess tax benefits from share-based compensation	(73)	(132)
(Gain)/loss on disposal of property, plant and equipment	(696)	37
Provision for doubtful accounts	2,814	449
Other	2,859	1,146
Net changes in operating assets and liabilities	(80,464)	(90,180)

Net cash used in operating activities	(46,663)	(14,374)
INVESTING ACTIVITIES:
Purchases of property, plant and equipment, excluding software	(26,332)	(19,561)
Proceeds from disposals of property, plant and equipment	1,884	2,332
Purchases of software and other intangible assets	(18,387)	(15,576)
Net increase in other non-current assets	(2,869)	(1,016)
Other	(99)	116

Net cash used in investing activities	(45,803)	(33,705)
FINANCING ACTIVITIES:
Net borrowings under bank lines of credit	59,687	29,677
Net increase in short-term borrowings	441	—
Proceeds from issuances of long-term borrowings	550	1,986
Repayments of long-term borrowings	(4,617)	(11,045)
Debt issuance costs	—	(1,098)
Repayments of capital lease obligations	(7,882)	(9,759)
Distributions to non-controlling interests and other	(2,152)	(2,433)
Ordinary shares settled under share-based compensation plans	(2,487)	(2,450)
Proceeds from issuance of ordinary shares	2,461	1,592
Excess tax benefits from share-based compensation	73	132
Dividends paid	—	(6,223)

Net cash provided by financing activities	46,074	379
Effect of foreign exchange rate changes on cash and cash equivalents	(12,759)	(11,300)

Net decrease in cash and cash equivalents	(59,151)	(59,000)
Cash and cash equivalents at beginning of period	237,276	321,761

Cash and cash equivalents at end of period	$178,125	$262,761

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Three months ended July 31, 2013
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$768,803	$360,615	$—	$1,129,418

Purchased transportation costs	585,374	158,396	—	743,770
Staff costs	108,803	105,140	10,337	224,280
Depreciation	3,939	7,566	1,451	12,956
Amortization of intangible assets	1,121	1,207	426	2,754
Severance and other	2,193	317	670	3,180
Other operating expenses	46,531	78,148	7,724	132,403

Total operating expenses	747,961	350,774	20,608	1,119,343

Operating income/(loss)	$20,842	$9,841	$(20,608)	10,075

Interest expense, net				(3,447)
Other expense, net				(720)

Pretax income				5,908
Provision for income taxes				9,414

Net loss				(3,506)
Net income attributable to non-controlling interests				938

Net loss attributable to UTi Worldwide Inc.				$(4,444)

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Three months ended July 31, 2012
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$797,375	$385,555	$—	$1,182,930

Purchased transportation costs	610,646	166,213	—	776,859
Staff costs	107,602	108,863	8,865	225,330
Depreciation	4,043	6,647	539	11,229
Amortization of intangible assets	1,017	1,603	540	3,160
Severance and other	1,509	283	332	2,124
Other operating expenses	44,421	82,292	4,485	131,198

Total operating expenses	769,238	365,901	14,761	1,149,900

Operating income/(loss)	$28,137	$19,654	$(14,761)	33,030

Interest expense, net				(2,494)
Other expense, net				(272)

Pretax income				30,264
Provision for income taxes				10,047

Net income				20,217
Net income attributable to non-controlling interests				1,334

Net income attributable to UTi Worldwide Inc.				$18,883

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Six months ended July 31, 2013
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$1,488,319	$721,752	$—	$2,210,071

Purchased transportation costs	1,135,337	313,351	—	1,448,688
Staff costs	213,871	211,417	19,204	444,492
Depreciation	8,222	15,362	2,554	26,138
Amortization of intangible assets	2,241	2,443	862	5,546
Severance and other	2,429	1,309	2,111	5,849
Other operating expenses	92,579	157,720	15,007	265,306

Total operating expenses	1,454,679	701,602	39,738	2,196,019

Operating income/(loss)	$33,640	$20,150	$(39,738)	14,052

Interest expense, net				(6,740)
Other expense, net				(962)

Pretax income				6,350
Provision for income taxes				20,720

Net loss				(14,370)
Net income attributable to non-controlling interests				2,492

Net loss attributable to UTi Worldwide Inc.				$(16,862)

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Six months ended July 31, 2012
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$1,579,297	$772,290	$—	$2,351,587

Purchased transportation costs	1,216,254	323,495	—	1,539,749
Staff costs	214,034	224,692	17,792	456,518
Depreciation	8,250	13,400	1,075	22,725
Amortization of intangible assets	2,071	3,251	1,080	6,402
Severance and other	2,176	1,109	539	3,824
Other operating expenses	91,025	166,035	8,739	265,799

Total operating expenses	1,533,810	731,982	29,225	2,295,017

Operating income/(loss)	$45,487	$40,308	$(29,225)	56,570

Interest expense, net				(5,302)
Other expense, net				(300)

Pretax income				50,968
Provision for income taxes				16,521

Net income				34,447
Net income attributable to non-controlling interests				2,678

Net income attributable to UTi Worldwide Inc.				$31,769

UTi Worldwide Inc.

Geographic Reporting

(in thousands)

(Unaudited)

	Three months ended July 31, 2013
	Freight Forwarding Revenues	Contract Logistics and Distribution Revenues	Freight Forwarding Net Revenues	Contract Logistics and Distribution Net Revenues	Operating (Loss)/Income	Severance and Other
EMENA	$215,932	$55,598	$59,805	$32,661	$(246)	$932
Americas	181,118	198,677	48,185	88,131	3,769	652
Asia Pacific	263,749	20,964	51,336	13,708	14,457	604
Africa	108,004	85,376	24,103	67,719	12,703	322
Corporate	—	—	—	—	(20,608)	670

Total	$768,803	$360,615	$183,429	$202,219	$10,075	$3,180

	Three months ended July 31, 2012
	Freight Forwarding Revenues	Contract Logistics and Distribution Revenues	Freight Forwarding Net Revenues	Contract Logistics and Distribution Net Revenues	Operating Income/(Loss)	Severance and Other
EMENA	$236,506	$60,048	$61,021	$33,524	$2,470	$1,199
Americas	195,208	205,008	48,648	90,263	9,809	499
Asia Pacific	251,389	18,533	49,197	12,008	13,353	50
Africa	114,272	101,966	27,863	83,547	22,159	44
Corporate	—	—	—	—	(14,761)	332

Total	$797,375	$385,555	$186,729	$219,342	$33,030	$2,124

UTi Worldwide Inc.

Geographic Reporting

(in thousands)

(Unaudited)

	Six months ended July 31, 2013
	Freight Forwarding Revenues	Contract Logistics and Distribution Revenues	Freight Forwarding Net Revenues	Contract Logistics and Distribution Net Revenues	Operating (Loss)/Income	Severance and Other
EMENA	$428,623	$109,867	$117,023	$64,758	$(3,406)	$1,919
Americas	355,539	393,441	92,466	173,865	4,983	893
Asia Pacific	483,268	38,846	95,571	25,481	23,642	604
Africa	220,889	179,598	47,922	144,297	28,571	322
Corporate	—	—	—	—	(39,738)	2,111

Total	$1,488,319	$721,752	$352,982	$408,401	$14,052	$5,849

	Six months ended July 31, 2012
	Freight Forwarding Revenues	Contract Logistics and Distribution Revenues	Freight Forwarding Net Revenues	Contract Logistics and Distribution Net Revenues	Operating Income/(Loss)	Severance and Other
EMENA	$480,851	$123,036	$119,185	$71,677	$1,930	$2,229
Americas	381,873	401,731	95,031	178,874	16,269	924
Asia Pacific	484,627	35,508	95,736	23,154	24,158	75
Africa	231,946	212,015	53,091	175,090	43,438	57
Corporate	—	—	—	—	(29,225)	539

Total	$1,579,297	$772,290	$363,043	$448,795	$56,570	$3,824

UTi Worldwide Inc.

Supplemental Financial Information – Reconciliation to US GAAP

(in thousands, except per share amounts)

(Unaudited)

	Three months ended July 31, 2013	Three months ended July 31, 2012
GAAP Revenues	$1,129,418	$1,182,930
Less: Purchased transportation costs	(743,770)	(776,859)

Net revenues	$385,648	$406,071

GAAP Operating expenses	$1,119,343	$1,149,900
Less: Purchased transportation costs	(743,770)	(776,859)

Operating expenses less purchased transportation costs	375,573	373,041
Less: Adjustment for severance and other(1)	(3,180)	(2,124)

Non-GAAP Operating expenses	$372,393	$370,917

GAAP Operating income	$10,075	$33,030
Add: Adjustment for severance and other(1)	3,180	2,124

Non-GAAP Operating income	$13,255	$35,154

Non-GAAP operating income as a percentage of net revenues	3.4%	8.7%
GAAP Pretax income	$5,908	$30,264
Add: Adjustment for severance and other(1)	3,180	2,124

Non-GAAP Pretax income	$9,088	$32,388

GAAP Provision for income taxes	$9,414	$10,047
Add: Adjustment for severance and other(2)	808	705
Less: Adjustment for deferred tax asset valuation allowance(3)	(7,540)	(786)

Non-GAAP Provision for income taxes	$2,682	$9,966

GAAP Net (loss)/income attributable to UTi Worldwide Inc.	$(4,444)	$18,883
Adjustment for:
Severance and other(1)	3,180	2,124
Income tax effect severance and other(2)	(808)	(705)
Adjustment for deferred tax asset valuation allowance(3)	7,540	786

Non-GAAP Net income attributable to UTi Worldwide Inc.	$5,468	$21,088

GAAP Diluted (loss)/earnings per common share	$(0.04)	$0.18
Adjustment for:
Severance and other(1)	0.03	0.03
Income tax effect severance and other(2)	(0.01)	(0.01)
Adjustment for deferred tax asset valuation allowance(3)	0.07	0.01

Non-GAAP Diluted earnings per common share	$0.05	$0.21

(1)	During the three months ended July 31, 2013 and 2012, the company recorded pre-tax severance of $3,180 and $2,124, respectively, primarily related to transformation activities.
(2)	The provisions for income tax adjustment related to the severance and other costs were calculated based on the prevailing tax rate in each jurisdiction.
(3)	Adjustments for deferred tax asset valuation allowances include the effects of current period valuation allowances. For the three months ended July 31, 2013, the adjustment also includes an out of period adjustment to income tax expense of $1,098 to increase the valuation allowances for certain of its deferred tax assets.

UTi Worldwide Inc.

Supplemental Financial Information – Reconciliation to US GAAP

(in thousands, except per share amounts)

(Unaudited)

	Six months ended July 31, 2013	Six months ended July 31, 2012
GAAP Revenues	$2,210,071	$2,351,587
Less: Purchased transportation costs	(1,448,688)	(1,539,749)

Net revenues	$761,383	$811,838

GAAP Operating expenses	$2,196,019	$2,295,017
Less: Purchased transportation costs	(1,448,688)	(1,539,749)

Operating expenses less purchased transportation costs	747,331	755,268
Less: Adjustment for severance and other(4)	(5,849)	(3,824)

Non-GAAP Operating expenses	$741,482	$751,444

GAAP Operating income	$14,052	$56,570
Add: Adjustment for severance and other(4)	5,849	3,824

Non-GAAP Operating income	$19,901	$60,394

Non-GAAP operating income as a percentage of net revenues	2.6%	7.4%
GAAP Pretax income	$6,350	$50,968
Add: Adjustment for severance and other(4)	5,849	3,824

Non-GAAP Pretax income	$12,199	$54,792

GAAP Provision for income taxes	$20,720	$16,521
Add: Adjustment for severance and other(5)	1,723	1,240
Less: Adjustment for deferred tax asset valuation allowance(6)	(15,848)	(2,082)

Non-GAAP Provision for income taxes	$6,595	$15,679

GAAP Net (loss)/income attributable to UTi Worldwide Inc.	$(16,862)	$31,769
Adjustment for:
Severance and other(4)	5,849	3,824
Income tax effect severance and other(5)	(1,723)	(1,240)
Adjustment for deferred tax asset valuation allowance(6)	15,848	2,082

Non-GAAP Net income attributable to UTi Worldwide Inc.	$3,112	$36,435

GAAP Diluted (loss)/earnings per common share	$(0.16)	$0.31
Adjustment for:
Severance and other(4)	0.06	0.03
Income tax effect severance and other(5)	(0.02)	(0.01)
Adjustment for deferred tax asset valuation allowance(6)	0.15	0.02

Non-GAAP Diluted earnings per common share	$0.03	$0.35

(4)	During the six months ended July 31, 2013 and 2012, the company recorded pre-tax severance of $5,849 and $3,824, respectively, primarily related to transformation activities.
(5)	The provisions for income tax adjustment related to the severance and other costs were calculated based on the prevailing tax rate in each jurisdiction.
(6)	Adjustments for deferred tax asset valuation allowances include the effects of current period valuation allowances. For the six months ended July 31, 2013, the adjustment also includes an out of period adjustment to income tax expense of $6,098 to increase the valuation allowances for certain of its deferred tax assets.

UTi Worldwide Inc.

Organic Growth Reconciliation

(Unaudited)

	Three months ended July 31, 2013
	Total Net Change	+/(-) Currency Impact	Organic Growth	+/(-) Non-GAAP Items	Adjusted Organic Growth
Revenues	(5)%	3%	(2)%	—%	(2)%
Net revenues	(5)%	3%	(2)%	—%	(2)%
Operating expenses less purchased transportation costs	1%	3%	4%	—%	4%

	Six months ended July 31, 2013
	Total Net Change	+/(-) Currency Impact	Organic Growth	+/(-) Non-GAAP Items	Adjusted Organic Growth
Revenues	(6)%	1%	(5)%	—%	(5)%
Net revenues	(7)%	2%	(5)%	—%	(5)%
Operating expenses less purchased transportation costs	(1)%	4%	3%	—%	3%

Set forth above is a reconciliation of the company’s organic growth rates and the growth rates based on the company’s GAAP reported results in the company’s revenues, net revenues and operating expenses less purchased transportation costs for the three and six months ended July 31, 2013. Organic growth is a non-GAAP measure that excludes the impact of foreign currency translation.